UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 18, 2009
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On June 18, 2009, Amendment No. 1 to the Company’s Credit Agreement, dated as of February 6, 2009 with JPMorgan Chase Bank, N.A., individually and as administrative agent, and five other commercial banks became effective.  The amendment eliminates receipt of approval to participate in the U.S. Treasury’s TARP Capital Purchase Program as a condition to borrowing under the agreement.  In addition, revisions were made to covenants related to the use of proceeds, additional indebtedness, RJBank financial ratios and restricted payments.  Raymond James & Associates, Inc., a subsidiary of the Company, has various banking arrangements with the lenders under this credit agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.9.9  AMENDMENT NO. 1, dated as of June 17, 2009, TO CREDIT AGREEMENT, by and among RAYMOND JAMES FINANCIAL, INC., the Lenders named on the signature pages hereto, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and as administrative agent for the Lenders, filed herewith.

99.1     Press release dated June 18, 2009 issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: June 18, 2009	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Senior Vice President - Finance
and Chief Financial Officer